UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2015 (August 2, 2015)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 2, 2015, in connection with the previously announced spin-off (the “Spin-Off”) of Barnes & Noble Education, Inc. (“BNED”) from Barnes & Noble, Inc. (the “Company”), the Company entered into the agreements described below with BNED to (1) allocate between the Company and BNED various tax-related assets and liabilities, (2) license trademarks from the Company to BNED and define the appropriate usage of such trademarks under the licenses, (3) address the allocation and treatment of assets and liabilities among the Company and BNED relating to employees and compensation and benefit plans and programs and (4) govern the provision of services by the Company to BNED for a limited time following the Spin-Off.

Tax Matters Agreement

The Company entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with BNED that will govern the Company and BNED’s rights, responsibilities and obligations after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that  BNED will indemnify the Company for any taxes resulting from the failure of any step of the Spin-Off to qualify for its intended tax treatment under U.S. Federal income tax laws if such taxes result from (1) breaches of covenants that BNED makes and agrees to in connection with the Spin-Off, (2) the application of certain provisions of the Internal Revenue Code to the Spin-Off (3) any other action taken after the Spin-Off by BNED or BNED’s subsidiaries that could give rise to such taxes where such action is not expressly required or permitted in the Tax Matters Agreement. The Company will indemnify BNED for any taxes, other than those described in the preceding sentence, that result from the failure of any step of the Spin-Off to qualify for its intended tax treatment under U.S. Federal income tax laws.

With respect to taxes other than those incurred in connection with the Spin-Off, the Tax Matters Agreement provides that the Company will indemnify BNED for any taxes of the Company and the Company’s subsidiaries for any taxable period.  BNED will indemnify the Company for any taxes of BNED or any of BNED’s subsidiaries for any taxable period.

The Tax Matters Agreement imposes certain restrictions on BNED (including restrictions on repurchases, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free nature of the Spin-Off.  These restrictions apply for the two-year period after the Spin-Off.  BNED will be able to engage in an otherwise restricted action if BNED obtains consent from the Company, or if BNED secures a ruling from the IRS or an appropriate opinion from a tax counsel or accountant.

Trademark License Agreement

The Company entered into a Trademark License Agreement (the “Trademark License Agreement”) pursuant to which the Company granted BNED certain limited exclusive, perpetual, fully paid-up, non-transferable licenses in the United States to use “Barnes & Noble College”, “B&N College”, “Barnes & Noble Education” and “B&N Education”. Subject to certain conditions, BNED may sublicense its rights to these marks to third parties in connection with marketing and promotional activities for BNED products and services.  BNED may not assign its rights to these marks without the prior written consent of the Company.

Pursuant to the Trademark License Agreement, the Company also granted BNED a non-exclusive, perpetual, fully paid-up, non-transferable license in the United States to use “Barnes & Noble”, “B&N” and “BN”, subject to certain conditions. BNED will have the right to reasonably request additional uses of these non-exclusively licensed trademarks subject to the Company’s reasonable approval. BNED also have the right to request that its licenses be expanded to other jurisdictions which will be granted under certain conditions.

Employee Matters Agreement

The Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with BNED that governs employment, compensation and benefits matters in connection with the Spin-Off.  The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employee compensation and benefits programs in which BNED’s employees participated prior to the Spin-Off.

The Employee Matters Agreement provides that BNED will generally be responsible for all employment liabilities (including benefit plan liabilities) relating to BNED employees and other service providers. As of the Spin-Off, each BNED employee (and his or her dependents or beneficiaries) will cease active participation in all Company benefit plans.

In connection with the Spin-Off, (1) all stock options held by BNED employees will vest and each BNED employee may exercise such options during the 180-day period following the Spin-Off and (2) all outstanding restricted stock units held by BNED employees payable in, or the value of which is determined by reference to, shares of Company common stock will be converted into a restricted stock unit award payable in, or the value of which is determined by reference to, BNED common stock on the same terms and conditions as were applicable under such Company restricted stock units as of immediately prior to the Spin-Off (determined based on the fair market value of a share of Company common stock as of immediately prior to the Spin-Off).

The Company directors will receive a dividend of BNED restricted common stock in respect of their restricted shares in the same manner and using the same distribution ratio as holders of Company common stock.

The Employee Matters Agreement further provides that the Company will retain sponsorship of the Company pension plan, and no assets or liabilities in respect thereof will transfer to BNED. BNED will establish a 401(k) plan and the Company will transfer to it the assets and liabilities relating to the account balances of BNED employees. The Company will be responsible for employer contributions for BNED employees prior to the Spin-Off, and BNED will be responsible for employer contributions for BNED employees after the Spin-Off.

Transition Services Agreement

The Company entered into a Transition Services Agreement pursuant to which the Company will provide BNED with certain services for a limited time to help with an orderly transition following the Spin-Off. The Company will provide BNED with (1) human resources services, including advice as to payroll administration, (2) certain finance and travel services, including employee expense reimbursement services, (3) information technology infrastructure, including payroll processing, (4) freight claim processing, (5) certain digital center services and (6) general oversight and consultation, including legal advice, investor relation and public relation advice, tax planning and compliance advice and insurance management.

Credit Facility

On August 3, 2015, the Company and certain of its subsidiaries from time to time party thereto entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders from time to time party thereto, under which the lenders committed to provide a five-year asset-backed revolving credit facility in an aggregate committed principal amount of $700 million (the “Credit Facility”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Bank, N.A. and SunTrust Robinson Humphrey, Inc. are the joint lead arrangers for the Credit Facility.

The Company and certain of its subsidiaries will be permitted to borrow under the Credit Facility. The Credit Facility is secured by substantially all of the inventory, accounts receivable and related assets of the borrowers under the Credit Facility (collectively, the “Loan Parties”), but excluding the equity interests in the Company and its subsidiaries, intellectual property, equipment and certain other property.  The Company has the option to request an increase in commitments under the Credit Facility of up to $250 million, subject to certain restrictions.

Interest under the Credit Facility accrues, at the election of the Company, at a LIBOR or alternate base rate, plus, in each case, an applicable interest rate margin, which is determined by reference to the level of excess availability under the Credit Facility. Loans will initially bear interest at LIBOR plus 1.750% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.750% per annum, in the alternative, and thereafter the interest rate will fluctuate between LIBOR plus 2.000% per annum and LIBOR plus 1.500% per annum (or between the alternate base rate plus 1.000% per annum and the alternate base rate plus 0.500% per annum), based upon the excess availability under the Credit Facility at such time.

The Credit Agreement contains customary negative covenants, which limit the Company’s ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets, among other things.  In addition, if excess availability under the Credit Facility were to fall below certain specified levels, certain additional covenants (including fixed charge coverage ratio requirements) would be triggered, and the lenders will assume dominion and control over the Loan Parties’ cash.

The Credit Agreement contains customary events of default, including payment defaults, material breaches of representations and warranties, covenant defaults, default on other material indebtedness, customary ERISA events of default, bankruptcy and insolvency, material judgments, invalidity of liens on collateral, change of control or cessation of business.  The Credit Agreement also contains customary affirmative covenants and representations and warranties.

The foregoing descriptions of the Tax Matters Agreement, Trademark License Agreement, Employee Matters Agreement, Transition Services Agreement and Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Tax Matters Agreement, Trademark License Agreement, Employee Matters Agreement, Transition Services Agreement and Credit Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement

In connection with the entry into the Credit Facility described under Item 1.01, the Company repaid all amounts outstanding under its prior credit facility with Bank of America, N.A. as administrative agent, and the other lenders party thereto, and terminated such credit facility effective as of August 3, 2015.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 1.02 above with respect to the prepayment of the Company’s prior credit facility is incorporated into this Item 2.04 by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2015, each of Michael P. Huseby, David G. Golden, David A. Wilson and John R. Ryan resigned from the Company’s Board of Directors, effective as of 12:01 a.m. New York City time on August 2, 2015.  In connection with the Spin-Off, each of John R. Ryan, David A. Wilson, David G. Golden, and Michael P. Huseby has joined BNED’s board of directors.

Item 8.01     Other Events

On August 2, 2015, the Spin-Off was completed. A copy of the press release announcing the completion of the Spin-Off is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)            The following exhibits are filed as a part of this Report.

Exhibit No.	Description

10.1	Transition Services Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.2	Tax Matters Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.3	Employee Matters Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.4	Trademark License Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.5
Credit Agreement, dated as of August 3, 2015, by and among Barnes & Noble, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

99.1	Press Release, issued August 3, 2015.

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.

Date: August 3, 2015	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

 Exhibit Index

Exhibit No.	Description

10.1	Transition Services Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.2	Tax Matters Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.3	Employee Matters Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.4	Trademark License Agreement, dated as of August 2, 2015, between Barnes & Noble, Inc. and Barnes & Noble Education, Inc.

10.5
Credit Agreement, dated as of August 3, 2015, by and among Barnes & Noble, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

99.1	Press Release, issued August 3, 2015.

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.